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                                                                    Exhibit 99.1



       COMSYS AND VENTURI PARTNERS CLOSE ON MERGER TO CREATE ONE OF U.S.'S
                 LARGEST PUBLICLY-TRADED IT STAFFING COMPANIES
           TRADING ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL CITP


           GROWING VENDOR MANAGEMENT AND PROJECT SOLUTIONS BUSINESSES
                     TO COMPLEMENT CORE IT STAFFING SERVICES


Houston, TX - September 30, 2004 - COMSYS Holding, Inc. and a wholly owned subsidiary of Venturi Partners, Inc. have today completed their previously announced merger. Upon completion of the merger, Venturi Partners changed its name to COMSYS IT Partners, Inc. ("COMSYS Partners"). COMSYS Partners will begin trading under the symbol "CITP" on the NASDAQ National Market effective October 1, 2004. Previously, Venturi Partners traded under the symbol "VENP." Simultaneously with the merger, Venturi Partners completed the sale of its commercial staffing business to CBS Personnel Services, Inc.

The COMSYS Holding/Venturi Partners merger creates one of the largest U.S. companies focused solely on IT staffing and complementary services, including vendor management and project solutions services. Combined revenues of the merged companies were approximately $607 million for the 12-month period ended June 30, 2004 (on a pro forma basis and excluding revenues from Venturi's commercial staffing business).

In the stock for stock merger transaction, COMSYS Holding stockholders were issued new shares of Venturi common stock representing 55.4% of the total shares of the combined company on a fully diluted basis (taking into account outstanding Venturi stock options and warrants as of closing). Holders of Venturi common stock will continue to hold their existing shares.

COMSYS Partners President and Chief Executive Officer Michael T. Willis said, "We are in an industry where only the largest suppliers will survive. We believe our larger size and total focus on IT staffing services will provide many unique opportunities to continue to grow and become a true industry leader. We intend to capitalize on those opportunities starting today."

"With the close of this merger we bring to our clients a larger pool of outstanding IT consultants, more local resources in key geographic areas, more IT staffing services and larger sales and recruiting resources - all focused on meeting our clients' needs," Willis said.

FINANCING THE TRANSACTION
In connection with the merger, COMSYS Partners completed the refinancing of the debt of both COMSYS Holding and Venturi Partners. The new credit facilities include a $100 million
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revolving line of credit, a $15 million senior term note and a $70 million junior secured note. Funded debt at closing was approximately $135 million.

In addition to the debt financings, COMSYS Partners also issued approximately $22.4 million of preferred stock in connection with the merger.

A MORE COMPREHENSIVE SERVICE OFFERING
COMSYS Partners service offerings include IT staffing, permanent recruiting and placement of IT professionals, vendor management services, project solutions, offshore development, network services, and dedicated software practices including business intelligence, globalization/localization services, SAS and ERP.

COMSYS Partners now has an expanded coast-to-coast presence of nearly 40 offices in 23 states and the U.K. and employs approximately 5,000 IT professionals serving commercial clients in 13 industry segments and a variety of state and local government agencies. Ten offices have more than 200 consultants each and 16 offices have more than 100 consultants each. COMSYS Partners is headquartered in Houston.

"We welcome our new employees from Venturi Partners. All employees will play a vital role in shaping the success of our new organization," Willis said.

Integration activities are underway and are expected to be completed by the end of the first quarter of 2005. Integration includes combining overlapping offices in 16 geographic regions and consolidation of corporate functions and information systems.

ABOUT COMSYS PARTNERS
COMSYS Partners (www.comsys.com) is a leading IT staffing and solutions company with 38 offices across the U.S. and an office in the U.K. Leveraging more than 30 years of experience, COMSYS Partners has enhanced its core competency of IT staffing services by creating client-centric, cost-effective information system solutions. COMSYS Partner's service offerings include contingent staff augmentation of IT professional, permanent recruiting and placement, vendor management and project solutions including network design and management, offshore development, customized software development and maintenance, software globalization/localization translation services and implementation and upgrade services for SAS, business intelligence and various ERP packages. COMSYS Partners serves Fortune 500 clients in the healthcare, financial/insurance, energy, pharmaceutical and telecommunications industries and government agencies.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "estimate," "forecast," "plan," "intend," "believe," "should," "expect," "anticipate," or variations or negatives thereof, or by similar or comparable words or
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phrases. The forward-looking statements contained in this press release include statements about the merger of COMSYS Holding and Venturi Partners, the anticipated performance of the combined company following the merger, the financing transactions contemplated in connection with that merger, and the sale of Venturi Partner's commercial staffing business and the performance of CBS Personnel after the sale. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Certain factors that can affect the forward-looking statements contained herein are described in the proxy statement filed with the Securities and Exchange Commission on September 7, 2004 by Venturi Partners. Accordingly, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Venturi Partners, COMSYS Partners or CBS Personnel expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. COMSYS Partners has no obligation to update the statements contained in this press release.

Contact Information:  COMSYS, Houston, David Kerr, 713-386-1420.